UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2015

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 18, 2015, Allison Transmission, Inc. (“Allison”), a wholly owned subsidiary of Allison Transmission Holdings, Inc. (the “Company”), commenced a cash tender offer to purchase any and all of its outstanding 7.125% Senior Notes due 2019 (the “notes”). In connection with the tender offer, Allison is soliciting consents to certain proposed amendments to the indenture (the “Indenture”) governing the notes to eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in the Indenture and the notes (such offer and consent solicitation being referred to herein as the “Offer”). Holders may not tender their notes without delivering consents or deliver consents without tendering their notes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Offer, Allison expects to enter into a bank financing consisting of a $470 million first lien senior secured term loan facility (the “Bank Financing”) under the Company’s existing credit agreement, dated August 7, 2007. The Company will receive the proceeds from the Bank Financing to purchase any and all of the notes tendered in the Offer and pay the consent payment, accrued interest and related expenses, and, at Allison’s option, redeem the notes or satisfy and discharge the Indenture. The Offer is conditioned upon, among other things, the completion of the Bank Financing and no assurance can be given that the Bank Financing will be completed.

This report is neither an offer to purchase nor a solicitation of an offer to sell or a solicitation of consents with respect to the notes or any other securities. The Offer is not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Allison, the Company, the dealer manager and solicitation agent or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the Offer. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

This current report contains forward-looking statements. All statements other than statements of historical fact contained in this current report are forward-looking statements, including all statements regarding future financial results. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to the Company’s substantial indebtedness; the Company’s participation in markets that are competitive; the highly cyclical industries in which certain of the Company’s end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of the Company’s net sales in the Company’s top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles, U.S. defense spending; general economic and industry conditions; the discovery of defects in the Company’s products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to the Company’s brand and reputation; the Company’s ability to prepare for, respond to and successfully achieve the Company’s objectives relating to technological and market developments and changing customer needs; risks associated with the Company’s international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt the Company’s operations or those of the Company’s principal customers; and other risks and uncertainties associated with the Company’s business described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this current report, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	Press Release, dated March 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: March 18, 2015
	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number:	Description

99.1	Press Release, dated March 18, 2015